SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 CROSSPOINT PARKWAY, GETZVILLE, NEW YORK	14068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously discussed on Form 8-K filed on December 7, 2016, Columbus McKinnon Corporation (CM) completed its acquisition of the STAHL CraneSystems business (STAHL) on January 31, 2017. The Stock Purchase Agreement was previously filed as Exhibit 10.1 on CM's Form 10-Q filed on January 26, 2017. The disclosures in Item 2.03 and 3.02 are incorporated in this Item 2.01 by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously discussed on Form 8-K filed on December 7, 2016 and updated in CM's 10-Q filed on January 26, 2017, CM completed securing a $545,000,000 debt facility (New Facilities) with JPMorgan Chase Bank, N.A. (JP Morgan Chase Bank). The New Facilities will consist of a New Revolving Facility in the amount of $100,000,000 and a $445,000,000 1st Lien Term Loan. Proceeds from the New Facility will be used to fund the STAHL acquisition, pay fees and expenses associated with the acquisition and refinance CM’s existing Term Loan and Credit Facility.

The key terms of the agreement are as follows:

1)
Term Loan: An aggregate $445 million 1st Lien Term Loan which requires quarterly principal amortization of 0.25% with the remaining principal due at maturity date. In addition, if CM has Excess Cash Flow (ECF) as defined in the New Credit Agreement, the ECF Percentage of the Excess Cash Flow for such fiscal year minus optional prepayment of the Loans (except prepayments of Revolving Loans that are not accompanied by a corresponding permanent reduction of Revolving Commitments) pursuant to Section 2.10(a) of the New Credit Agreement other than to the extent that any such prepayment is funded with the proceeds of Funded Debt, shall be applied toward the prepayment of the Term Loans. The ECF Percentage is defined as 50% stepping down to 25% or 0% based on the Secured Leverage Ratio as of the last day of the fiscal year.

2)
Revolver: An aggregate $100 million secured revolving facility which includes sublimits for the issuance of standby letters of credit, swingline loans and multi-currency borrowings in certain specified foreign currencies.

3)
Fees and Interest Rates: Commitment fees and interest rates are determined on the basis of either a Eurocurrency rate or a Base rate plus an applicable margin based upon CM's Total Leverage Ratio (as defined in the New Credit Agreement).

4)
Prepayments: Provisions permitting a Borrower to voluntarily prepay either the 1st Lien Term Loan or Revolver in whole or in part at any time, and provisions requiring certain mandatory prepayments of the Term Loan or Revolver on the occurrence of certain events which will permanently reduce the commitments under the New Credit Agreement, each without premium or penalty, subject to reimbursement of certain costs of the Lenders. A prepayment premium of 1% of the principal amount of the First Lien Term Loans is required if the prepayment is associated with a Repricing Transaction and it were to occur within the first twelve months.

5)
Covenants: Provisions containing covenants required of the Corporation and its subsidiaries including various affirmative and negative financial and operational covenants. The key financial covenant is triggered only on any date when any Extension of Credit under the Revolving Facility is outstanding (excluding any Letters of Credit) (the “Covenant Trigger”), and permit the Total Leverage Ratio for the Reference Period ended on such date to exceed (i) 4.50:1.00 as of any date of determination prior to December 31, 2017, (ii) 4.00:1.00 as of any date of determination on December 31, 2017 and thereafter but prior to December 31, 2018, (iii) 3.50:1.00 as of any date of determination on December 31, 2018 and thereafter but prior to December 31, 2019 and (iv) 3.00:1.00 as of any date of determination on December 31, 2019 and thereafter.

The above summary of the New Facilities is qualified in its entirety by reference to the full text of the Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.
As previously disclosed on Form 8-K filed on December 19, 2016, CM entered into an agreement to sell in aggregate 2,273,000 shares of Common Shares to to the following purchasers: Adage Capital Management, LP; Heights Capital Management, Inc.; and UBS O'Connor LLC. The sale of the shares closed on January 30, 2017 at a price per Common Share of $22.00, generating gross proceeds of approximately $50.0 million. The purchase agreement for the shares requires CM to file an initial registration statement registering the common shares issued to the purchasers for resale no later than the earlier of the 90th day after the initial closing of the sale and ten days following CM’s filing of all acquisition-related financial statements of the STAHL business required by SEC rules or regulations. CM must use its best efforts to have such registration statement declared effective no later than the 30th day from filing, subject to a 30-day extension if reviewed by the SEC.

The form of the related share purchase agreement and registration rights agreement have been previously filed as exhibits 10.1 and 10.2 to the 8-K filed on December 19, 2016.

Item 8.01	OTHER EVENTS.
On January 31, 2017 CM issued a press release announcing the acquisition of STAHL. A copy of the press release has been attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement Dated January 31, 2017
99.1	Press Release dated January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President Finance and Chief
Financial Officer (Principal Financial Officer)

Dated: January 31, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Credit Agreement Dated January 31, 2017
99.1	Press Release dated January 31, 2017